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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We  consent to the incorporation by  reference in the registration statement
of Paracelsus Healthcare Corporation on Form  S-8 (File No. 333-               )
related to the registration of 1,337,204 shares of Common Stock, no stated par value per share, for the Champion Healthcare Corporation Employee Stock Option Plan, Champion Healthcare Corporation Employee Stock Option Plan No. 2, Champion Healthcare Corporation Employee Stock Option Plan No. 3, Champion Healthcare Corporation Senior Executive Stock Plan No. 5, Champion Healthcare Corporation Directors' Stock Option Plan, Champion Healthcare Corporation Founders' Stock Option Plan, Champion Healthcare Corporation Physicians' Stock Option Plan,
AmeriHealth   Amended  and  Restated  1988   Non-Qualified  Stock  Option  Plan,
AmeriHealth, Inc. 1984 Non-Qualified Plan, AmeriHealth, Inc. Special Stock Options, and the Employment Agreement between Care Services of America, Inc. and Robert L. Hancock of (i) our report dated February 27, 1996, with respect to the consolidated financial statements of Champion Healthcare Corporation as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, (ii) our report dated February 16, 1996, with respect to the financial statements of Dakota Heartland Health System as of December 31, 1994 and 1995 and for the year ended December 31, 1995, (iii) our report dated December 28, 1995, with respect to the financial statements of Jordan Valley Hospital as of September 30, 1995 and for the period from January 1, 1995 through September 30, 1995, (iv) our report dated June 11, 1995, with respect to the financial statements of Salt Lake Regional Medical Center as of May 31, 1994 and April 13, 1995 and for each of the two years in the period ended May 31, 1994 and the period from June 1, 1994 through April 13, 1995, which reports are included in the Proxy Statement dated August 13, 1996.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 19, 1996